AMENDMENT TO CONVERTIBLE DEBENTURES

This Amendment to Convertible Debentures (this “Amendment” or “Agreement”) is entered into as of June 4, 2025 by and between INNVENTURE, INC. a company incorporated under the laws of the State of Delaware (the “Company”) and YA II PN, LTD., a Cayman Islands exempt limited company (the “Investor”), with reference to (i) that certain Convertible Debenture issued April 14, 2025 in an original principal amount of Twenty Million Dollars ($20,00,000), and (ii) that certain Convertible Debenture issued May 15, 2025 in an original principal amount of Ten Million Dollars ($10,00,000), each delivered by the Company to the Investor (collectively, the “Debentures”). Undefined terms herein have the same definitions set forth in the Debentures.
By this Amendment, the Company and the Investor have agreed to amend the Debentures on the following terms:
1.    Conversion Price.  The definition of “Conversion Price” as set forth in Section 12(n) of the Debentures shall be deleted in its entirety and replaced with the following:
12(n) “Conversion Price” means, as of any Conversion Date or other date of determination, $10.00 per Common Share, provided that, on each of October 14, 2025 (the “First Reset Date”) and January 14, 2026 (the “Second Reset Date” and collectively, a “Reset Date”) the Conversion Price shall be adjusted (downwards only) to equal the lower of (a) the Conversion Price then in effect or (b) the greater of (i) the average VWAP for the ten (10) Trading Days immediately prior to the applicable Reset Date and (ii) $2.00 (as may be adjusted to take into account any combinations or splits to the Common Shares). The Conversion Price shall be adjusted from time to time pursuant to the other terms and conditions of this Debenture.
2.    Effect; Continuing Validity.  The Debenture is amended to the extent necessary to give effect to this Agreement, and the terms of this Agreement shall supersede any contrary terms in the Debenture.  Each reference to the “Debenture” in the Debentures shall be deemed to refer to such Debenture as modified by this Agreement. Except as specifically set forth herein, the terms and conditions of the Debentures shall remain unmodified and are hereby ratified by the parties. The Company acknowledges and agrees that, except as otherwise expressly provided in this Agreement, all terms, conditions and provisions of the Debentures shall continue in full force and effect and remain unaffected and unchanged.
3.    This Agreement One of the Transaction Documents.  From and after the date hereof, this Agreement is and shall be deemed a part of each Debenture and shall be considered a Transaction Document.
4.    Guarantors. Each of the guarantors listed on Annex 1 attached hereto (such parties, whether one or more, being referred to collectively as “Guarantors”), hereby (i) acknowledge and consent to the terms and conditions of this Amendment, (ii) affirm their respective Obligations under the Transaction Documents and any other agreement under which any of the Guarantors has granted to Investor a guaranty of payment; and (iii) confirm that the Transaction Documents and any other agreement under which any of the Guarantors has granted to Investor a guaranty of payment remain in full force and effect.
5.    Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement electronically shall be equally as effective as delivery of a manually executed counterpart of this Agreement. No waiver of any provision of this Agreement shall be effective or enforceable unless made in writing signed by the party waiving any right or privilege hereunder.

IN WITNESS WHEREOF the Company, each of the Guarantors and the Investor have caused this Amendment to be duly executed by a duly authorized representative as of the date first written above.

COMPANY:
INNVENTURE, INC.

By: /s/ David Yablunosky____
Name: David Yablunosky Title: Chief Financial Officer

INVESTOR:
YA II PN, LTD.
By: Yorkville Advisors Global, LP Its: Investment Manger By: Yorkville Advisors Global II, LLC Its: General Partner
By: /s/ Matt Beckman______
Name: Matt Beckman
Title: Authorized Signatory

INNVENTURE LLC

     By: /s/ David Yablunosky_______
                              Name: David Yablunosky
                             Title: Chief Financial Officer

Annex 1

(Guarantors)

Entity	Jurisdiction of Formation
Innventure LLC	Delaware